UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

CONTENT CHECKED HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-190656 (Commission File Number)	99-0371233 (I.R.S. Employer Identification No.)

28126 Peacock Ridge Drive, Suite 210, Rancho Palos Verdes, California 90275
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 541-4102

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

Equity-For-Debt Exchange and Asset Purchase Agreement with Hillair Capital Management LLC

As previously reported in a Current Report on Form 8-K filed by Content Checked Holdings, Inc. (the “Company”) on July 10, 2017, on September 3, 2015, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments LP (“Hillar Investments”) and its assignee Hillair Capital Management LLC (“Hillair Management”) (Hillair Investments and Hillair Management are hereinafter collectively referred to as “Hillair”) pursuant to which Hillair purchased from the Company an 8% Senior Secured Convertible Debenture due July 1, 2017 in the principal amount of $5,040,000 (the “Debenture”).

On or around October 1, 2016, and from time to time thereafter, monetary and non-monetary defaults under the Debenture occurred, which resulted in Hillair demanding that the Company immediately pay to Hillair all sums due and owing to Hillair under the Debenture.  Because of the Company’s compromised financial condition due to the misappropriation of its cash by its former Chief Executive Officer, Kristian Finstad, the Company could not pay Hillair the demanded sums.

On January 23, 2017, Hillair filed an action in the Los Angeles County Superior Court-West District (the “Court”) for the purpose of securing payment of the sums due and owing Hillair under the terms of the Debenture (the “Action”).  In the Action, Hillair sought and obtained an order appointing a receiver over all of the assets of the Company (the “Company Assets”), and the court appointed receiver (the “Receiver”) took possession of the Company Assets.

On June 26, 2017, the Court entered an order against the Company granting Hillair a judgment against the Company in the amount of $7,114,625.43 (the “Judgment”).  Concurrently, the Company Assets were sold by the Receiver to Hillair for the sum of $200,000.

On October 9, 2017, the Company, Hillair, and an affiliate of Hillair (Content Acquisition Company, Inc.) entered into an Equity-For-Debt Exchange and Asset Purchase Agreement (the “Exchange and Asset Purchase Agreement”) pursuant to which Hillair and Content Acquisition Company, Inc. have agreed to:

(1)
satisfy the Judgment in exchange for three percent (3%) of the Company’s issued and outstanding common stock on the date of the closing of the transactions contemplated by the Exchange and Asset Purchase Agreement; and

(2)	sell to the Company the Company Assets for the sum of Three Hundred Fifty Thousand Dollars ($350,000).

The transactions contemplated by the Exchange and Asset Purchase Agreement are scheduled to close on or before November 17, 2017.  Upon the closing of the transactions contemplated by the Exchange and Asset Purchase Agreement, the Company will, among other things, derecognize and remove the Judgment as a liability from its balance sheet, and expects to record $7,114,625 of additional shareholders’ equity.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1
Equity-For-Debt Exchange and Asset Purchase Agreement, dated as of October 9, 2017, by and between Hillair Capital Management LLC, Content Acquisition Company, Inc., Content Checked Holdings, Inc. and Content Checked, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

	By:	/s/ John W. Martin
John W. Martin
Date: October 11, 2017		President, Principal Financial Officer,
Secretary and General Counsel